EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C.SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott Longval, Chief Financial Officer (principal financial officer) of IntriCon Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1)

the annual report on Form 10-K of the Company for the year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 14, 2019
/s/ Scott Longval
Scott Longval
Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.